UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 28, 2014 (July 25, 2014)

VBI VACCINES INC.

(Exact name of registrant as specified in charter)

Delaware	000-18188	93-0589534
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 3rd Street, Suite 2241

Cambridge, Massachusetts 02142

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (617) 830-3031

Paulson Capital (Delaware) Corp.

1331 NW Lovejoy Street, Suite 720

Portland, Oregon 97209

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below).

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

$6 Million Senior Term Loan Facility

On July 25, 2014, VBI Vaccines Inc. (the “Company”) and Variation Biotechnologies (U.S.) Inc., a Delaware corporation and the Company’s wholly-owned subsidiary (“VBI”), entered into a Credit Agreement and Guaranty (the “Credit Agreement”) with PCOF 1, LLC (the “Lender”). Pursuant to the Credit Agreement, the Lender agreed to provide a senior term loan facility (the “Facility”) to VBI in an aggregate principal amount of $6,000,000 with up to $3,000,000 available upon request as of July 25, 2014 (the “Initial Loan”) and up to $3,000,000 available on the Delayed Draw Date, as defined in the Credit Agreement (the “Delayed Draw Loan”) to be evidenced by certain promissory notes (collectively, the “Notes”), in each case subject to the terms and conditions set forth in the Credit Agreement. The Company and Variation Biotechnologies Inc., a Canadian corporation and VBI’s wholly-owned subsidiary (“VBI Sub”), have agreed to act as guarantors of VBI’s obligations under the Credit Agreement. The Initial Loan and the Delayed Draw Loan are collectively referred to herein as the “Loans”.

The Delayed Draw Loan shall be equal to or greater than $1,000,000, not to exceed $3,000,000, and need only be made if certain conditions are met including, but not limited to, the start by VBI of a Phase I clinical trial for a cytomegalovirus vaccine candidate.

No payments of principal will be due for one year. Thereafter, VBI will be required to make principal payments of $75,000 per month toward the Immediate Draw Loan and $75,000 per month toward the Delayed Draw Loan (assuming the Delayed Draw Loan is funded) with the remaining unpaid balance of the Loans payable in cash on the Maturity Date. The Maturity Date is defined as three years from the funding of the Initial Loan; provided that if the Delayed Draw Loan is made, the Maturity Date will be four years from the funding of the Initial Loan.

VBI may prepay the Loans, in whole or in part, by giving the Lender five business days notice. However, if either of the Loans is prepaid prior to the first anniversary of the closing date of the Initial Loan, VBI must pay an amount equal to 5.00% of the principal amount of the Loans being prepaid and with respect to any prepayment of any Loan during the period from the day following the first anniversary of the closing date up to (and including) the second anniversary of the closing date, an amount equal to 2.00% of the principal amount of the Loans being prepaid.

The Loans will accrue interest at a rate per annum equal to the sum of (i) 11.00%, as such percentage may be increased pursuant to the Credit Agreement, plus (ii) the higher of (x) the LIBO Rate for such interest period and (y) 1.00% (the “Interest Rate”). The Interest Rate will be recalculated and, if necessary, adjusted for each interest period. An interest period is defined in the Credit Agreement as (i) initially, the period beginning on (and including) the date on which such Loan is made and ending on (and including) the last day of the calendar month in which such Loan was made, and (ii) thereafter, the period beginning on (and including) the first day of each succeeding calendar month and ending on the earlier of (and including) (x) the last day of such calendar month and (y) the Maturity Date.

On the day when all Loans outstanding are paid in full, whether by voluntary or involuntary prepayment, scheduled amortization, acceleration, on the Maturity Date or otherwise, VBI will pay an exit fee equal to 2% multiplied by the sum of (i) the original principal amount of the Initial Draw Loan and (ii) the original principal amount of the Delayed Draw Loan (if made); provided, however, that in the event that (x) the commitment for the Delayed Draw Loan has been permanently terminated and (y) all outstanding Loans have been repaid in full in cash prior to the first anniversary of the closing date of the Initial Loan, the exit fee will not be payable.

Aside from the usual and customary default provisions that are included in the Credit Agreement, an event of default shall also occur if Jeff Baxter ceases to be employed full time by both VBI and the Company and actively working as Chief Executive Officer of each such entity, unless within 30 days after Mr. Baxter ceases to be employed full time and actively working as President and Chief Executive Officer of each such entity VBI or the Company, as the case may be, hires a replacement for Mr. Baxter approved by the Lender in its sole discretion.

Security Agreement

Upon draw down of the Initial Loan, pursuant to a Pledge and Security Agreement, which includes all schedules and exhibits thereto, including each of those certain Patent Security Agreement and Trademark Security Agreement (collectively, the “Security Agreement”) to be entered into by the Company, VBI and VBI Sub (collectively, the “VBI Grantors”) in favor of the Lender, the VBI Grantors will grant a continuing security interest in and to substantially all of the assets of the VBI Grantors.

Warrants to Purchase Company Common Stock

Once the Initial Loan is funded, as partial consideration for the Initial Loan, the Company has agreed to issue a warrant to the Lender at the time of the Initial Loan (the “Closing Date Warrant”) for the purchase of 699,281 shares of the Company’s common stock, par value $0.0001 (the “Common Stock”). The Closing Date Warrant has a term of five years and an exercise price of $2.145 per share. The Closing Date Warrant may be exercised with any combination of cash or shares of Common Stock, provided that the Lender may only use the cashless method to pay the exercise price for up to (but not in excess of) 279,796 Warrant shares.

If the Delayed Draw Loan is funded, then the Company, as partial consideration for the Delayed Draw Loan, has agreed to issue a warrant to the Lender (the “Delayed Draw Warrant” and together with the Closing Date Warrant, the “Warrants”) for the purchase of up to 699,281 shares of Common Stock. The Delayed Draw Warrant has a term of five years and an exercise price equal to the ten day volume weighted average of the closing sales prices of the Common Stock immediately prior to the date of the Delayed Draw Loan.

The foregoing summary is only a brief description of the Credit Agreement, the Forms of Notes, the Form of Security Agreement and the Forms of Warrants, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of those documents, which are attached as exhibits to this Current Report on Form 8-K.

Item 2.01     Completion of Acquisition or Disposition of Assets.

The Merger

On July 25, 2014, VBI completed its merger (the “Merger”) with VBI Acquisition Corp. (“Merger Sub”), a Delaware corporation and wholly-owned subsidiary of the Company, formerly known as Paulson Capital (Delaware) Corp., whereby Merger Sub merged with and into VBI with VBI continuing as the surviving corporation. As a result of the Merger, VBI was acquired by, and became a wholly owned subsidiary of the Company and the Company changed its name to VBI Vaccines Inc.

The Merger was consummated pursuant to an Agreement and Plan of Merger, dated May 8, 2014 (the “Merger Agreement”), by and among VBI, the Company and Merger Sub. The Merger Agreement and the transactions contemplated thereby were approved by the Company’s Board of Directors (the “Board”) on May 1, 2014 and by the Company’s shareholders at a special meeting of shareholders held on July 14, 2014 (the “Special Meeting”).

At the effective time of the Merger, and as a result of the Merger:

•

each share of VBI’s common stock and preferred stock was cancelled and converted into the right to receive .2452 shares of Common Stock, which resulted in 8,554,535 shares of Common Stock being issued to the former holders of VBI’s common stock and preferred stock; and

•

each outstanding option to purchase a share of VBI’s common stock, whether vested or unvested, and so long as such option had not, prior to the effective time of the Merger, been exercised, cancelled or terminated nor expired, is deemed to constitute an option to purchase, on the same terms and conditions, a number of shares of Common Stock (rounded down to the nearest whole share) equal to the product of (i) the number of shares of VBI’s common stock or preferred stock subject to such option multiplied by (ii) the “Exchange Ratio” (defined below), at an exercise price per share of Common Stock equal to the quotient of (i) the exercise price per share of the Company’s Common Stock and Preferred Stock (rounded up to the nearest cent) subject to such option divided by (ii) the Exchange Ratio. The “Exchange Ratio” means .2452 shares of the Common Stock per one share of VBI’s common stock and preferred stock.

Immediately prior to the effective time of the Merger, all outstanding convertible debt securities issued by VBI were converted into capital stock of VBI so that, at the effective time of the Merger, VBI had no convertible notes or other indebtedness outstanding (other than the Facility described in Item 1.01 above).

At the effective time of the Merger, the shareholders of VBI received shares of Common Stock which, together with options to purchase shares of VBI common stock that were converted into options to purchase shares of Common Stock represented approximately 41.5% of the shares of Common Stock on a fully diluted basis after the Merger.

Immediately following the effective time of the Merger, the Company issued 480,000 shares of Common Stock to Evolution Venture Partners, LLC as compensation for advisory services rendered to VBI; 120,000 shares of Common Stock to Middlebury Securities, LLC as compensation for placement agency services rendered to VBI; 341,731 shares of Common Stock to Palladium Capital Advisors, LLC as compensation for placement agency services rendered to VBI; and 1,068,502 shares of Common Stock to Bezalel Partners, LLC as compensation for consulting services rendered to VBI.

The shares of Common Stock issued in connection with the Merger will not be transferable except (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) or (ii) upon receipt by the Company of a written opinion of counsel for the holder reasonably satisfactory to the Company to the effect that the proposed transfer is exempt from the registration requirements of the Securities Act and applicable state securities laws.

Following the Merger, upon the written request of the former VBI shareholders who hold at least 25% of the shares of the Company’s Common Stock after the Merger, the Company will be required to file with the Securities and Exchange Commission (the “SEC”), and thereafter to use its commercially reasonable efforts, to have declared effective as soon as practicable and in any event within 90 days after the initial filing thereof with the SEC, a registration statement under the Securities Act covering the resale of the common stock owned by such shareholders.

Restructuring of Paulson Investment Company, Inc.

As a condition to the Merger, the Company restructured the portion of its business involving the broker-dealer license held by its subsidiary, Paulson Investment Company, Inc. (“PIC”). As a result of the restructuring, the Company’s ownership interest in PIC was reduced to a negligible amount through the issuance of equity securities of PIC, as described below.

At the effective time of the Merger, an irrevocable liquidating trust, The Paulson Liquidating Trust (the “Trust”) was created and the holders of record of Common Stock as of the record date for the Company’s 2013 Annual Meeting of Shareholders (the “2013 Record Date”) (such stockholders are referred to as the “Legacy Shareholders”) were given non-transferable beneficial interests in the Trust in proportion to their pro rata ownership interest in the Common Stock as of the 2013 Record Date. The majority of the assets currently held by PIC, which are non-operating assets primarily consisting of underwriter warrants, trading and investment securities, and cash and accounts receivables (the “Trust Assets”), collectively valued at approximately $8.8 million at March 31, 2014, were transferred to the Trust at the effective time of the Merger. It is expected that the Trust Assets will be liquidated and distributed to the Legacy Shareholders over the next two to three years.

Concurrently with the transfer of the Trust Assets to the Trust, PIC was converted from a corporation to a limited liability company under the laws of the State of Oregon (the resulting entity is referred to as the “Converted Entity”). Immediately upon conversion of PIC to a limited liability company at the effective time of the Merger, the series of transactions described below occurred:

•

River Integrity Investments, LLC (“River Integrity”), which held a promissory note issued by PIC on January 14, 2013, as amended and restated on April 9, 2014, in the principal amount of $1.5 million, converted all outstanding principal and interest under its promissory note into a 35% membership interest in the Converted Entity.

•

River Integrity, which, in addition to the promissory note described above, held 215,438 shares of Series B Preferred Stock of PIC that were purchased on June 26, 2013 for $1.5 million, exchanged all of its shares of Series B Preferred Stock of PIC for a 12.5% membership interest in the Converted Entity.

•

DTA Investments LLC, which held a promissory note issued by PIC on September 30, 2013, as amended and restated on April 10, 2014, in the principal amount of $700,000, converted all outstanding principal under its promissory note into an 11.6% membership interest in the Converted Entity.

•	Christopher Clark, Robert Setteducati and Thomas Parigian, members of the management team of PIC, were each issued a 13.63% membership interest in PIC in return for services performed for PIC.

As a result of the transactions described above, the ownership interest of the Company in PIC was diluted to a 0.01% membership interest in the Converted Entity.

The foregoing summary of the transactions contemplated by the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Form 8-K filed with the SEC on May 14, 2014, and which is incorporated herein by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included at Item 1.01 of this Current Report on Form 8-K regarding the Facility is incorporated herein by this reference.

Item 3.02     Unregistered Sales of Equity Securities.

The information included at Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Upon the closing of the Merger, the Company issued 8,554,535 shares of Common Stock to 27 former shareholders of VBI in exchange for all of the outstanding shares of VBI’s capital stock; 480,000 shares of common stock to Evolution Venture Partners, LLC as compensation for advisory services rendered to VBI; 120,000 shares of common stock to Middlebury Securities, LLC as compensation for placement agency services rendered to VBI; 341,731 shares of common stock to Palladium Capital Advisors, LLC as compensation for placement agency services rendered to VBI; 1,068,502 shares of common stock to Bezalel Partners, LLC as compensation for consulting services rendered to VBI; and the Warrant to PCOF 1, LLC for the purchase of 699,281shares of common stock at an exercise price of $2.145 per share.

Concurrently with the consummation of the Merger, the Company completed a separate private placement of 5,128,061 shares of Common Stock with gross proceeds of $11,000,000 (the “Private Placement”) to certain institutional stockholders of VBI and to an institutional investor that was previously identified, which represent approximately 19% of the shares of Common Stock on a fully diluted basis after the Merger and the Private Placement.

In connection with the Merger, the Company also agreed to issue an aggregate of 569,205 shares of Common Stock of the Company to convert convertible notes previously issued by VBI at a rate of 1 share of Common Stock for each $1.82325 of outstanding convertible debt of VBI.

The issuance and sale of these securities were not registered under the Securities Act. The securities were issued in reliance upon an exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder or outside the United States only to non-U.S. investors Regulation S. In determining that the issuance of the securities qualified for an exemption under Section 4(a)(2) of the Securities Act, the Company relied on the following facts:(i) the stockholders of VBI were either accredited investors or sophisticated investors as defined in Rule 501 promulgated under the Securities Act who received information about Paulson that was generally the same as information required to be delivered in a registered offering; (ii) VBI had fewer than 35 non-accredited shareholders, and (iii) Paulson did not use any form of general solicitation or advertising to offer the securities issued. In determining that the issuance of the securities qualified for the exclusion from registration under Regulation S, the Company related on the following facts: the securities may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

On July 25, 2014, the Company and each of Hudson Bay Master Fund Ltd. and DKR Ventures, LLC (collectively, the “July 2013 Purchasers”) entered into a securities exchange agreement (the “Securities Exchange Agreement”), whereby the July 2013 Purchasers agreed to exchange certain securities received under those certain Subscription Agreements dated as of July 25, 2013 entered into by and between the Company and the July 2013 Purchasers. Pursuant to the Securities Exchange Agreement the Company agreed to issue to each of the July 2013 Purchasers and the July 2013 Purchasers each agreed to accept 838,427 shares of Common Stock (on an adjusted, post-reverse stock split basis) in exchange for their respective Class A Warrants previously issued and 1,355,940 shares of Series 1 Preferred Stock (as defined below) (on an adjusted, post-reverse stock split basis) in exchange for their respective Class B Warrants previously issued (collectively, the “Exchange Securities”). The offer and issuance of the Exchange Securities is exempt from registration under the Securities Act pursuant to the exemption provided by Section 3(a)(9) thereof.

Item 3.03     Material Modification to Rights of Security Holders.

In conjunction with the Merger, the Company’s shareholders approved the authorization of the Board to, in its discretion, amend the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) to (i) increase the number of authorized shares of Common Stock from 90,000,000 to 200,000,000 (the “Share Increase”), and (ii) effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock at a ratio required for the Common Stock market price on the NASDAQ Capital Market to be at least $4.00 per share at the closing of the Merger or such longer period required for listing on the NASDAQ Capital Market to be determined by the Board. On July 22, 2014, the Board determined to set the reverse stock split ratio to one-for-5 (the “Reverse Split” and together with the Share Increase, the “Actions”) and approved the final form of the Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate”) to effectuate, among other things, the Actions. The Amended and Restated Certificate was filed with the Secretary of State of Delaware on July 25, 2014. As a result of the Reverse Split, each 5 shares of the Common Stock issued and outstanding at the close of business on July 15, 2014 became one share of the Company’s common stock. All share totals and related exercises and percentages are reflected herein on a post-Reverse Split basis.

As a result of the Actions, the Company could issue a greater number of shares of Common Stock. Therefore, holders of our Common Stock could experience substantially greater dilution of their shareholdings if, in the future, the Company issues a significant amount of the authorized but unissued shares of Common Stock.

Additionally, the Actions could also be used by management to make it more difficult or to discourage a merger, tender offer or proxy contest or the removal of incumbent management. Management could use the additional shares to resist a third-party transaction favored by a majority of the independent shareholders, even if it would provide an above-market premium, by issuing additional shares to frustrate the takeover effort. However, the Actions were not the result of management’s knowledge of an effort to accumulate the Company’s securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise. The purpose of the Share Increase was to facilitate the Merger and the transactions ancillary to it, since the Company would not otherwise have had a sufficient number of shares of Common Stock available to close the transactions. The purpose of the Reverse Split was to bring the per share price of the Common Stock up to the level required to meet NASDAQ’s listing qualification requirements.

On July 25, 2014, the Company filed the Certificate of Designation of Rights and Limitations of Series 1 Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of Delaware, establishing and designating out of the 30,000,000 shares of authorized preferred stock, par value $0.0001 per share, 2,996,484 shares of Series 1 Convertible Preferred Stock (the “Series 1 Preferred Stock”). Each share of Series 1 Preferred Stock is convertible, at any time at the option of the holder thereof, into one share of Common Stock, subject to a 4.99% blocker provision (the “Conversion Limitation”). Except as otherwise required by law, each holder of the Series 1 Preferred Stock is entitled to vote on all matters submitted to shareholders of the Company and will be entitled to the number of votes for each shares of Series 1 Preferred Stock equal to 41.66% of the number of shares of Common Stock such shares of Series 1 Preferred Stock are convertible into, but not in excess of the Conversion Limitation. Except as provided in the Certificate of Designation or as required by law, so long as any shares of Series 1 Preferred Stock remain outstanding, the Company will not, without the vote or written consent of the holders of at least sixty percent (60%) of the then outstanding shares of the Series 1 Preferred Stock, take any action which would adversely and materially affect any of the rights or limitations of the Series 1 Preferred Stock.

A copy of the Certificate of Designation is attached hereto as Exhibit 3.2 and incorporated herein by reference. The foregoing description of the Certificate of Designation is qualified in its entirety by reference to Exhibit 3.2 attached hereto.

Item 5.01     Changes in Control of Registrant.

The information included at Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02     Departure of Directors or Certain Officers; Election of

  Directors; Appointment of Certain Officers; Compensatory

  Arrangements of Certain Officers.

Executive Officers

Effective upon the closing of the Merger on July 25, 2014, our executive officers prior to the Merger, Trent D. Davis, President, Kellie M. Davis, Secretary and Treasurer, Lorraine Maxfield, Senior Vice President, Corporate Finance and Murray G. Smith, Chief Financial Officer, each tendered his or her resignation from all executive management positions then held with the Company. Following the resignations, the members of the Board that were elected in connection with the closing of the Merger, as described below, appointed the following individuals as the executive officers:

Name	Position

Jeff Baxter	President and Chief Executive Officer
David Anderson	Senior Vice President, Research
Egidio Nascimento	Chief Financial Officer
Marc Kirchmeier	Vice President, Formulation Development
T. Adam Buckley	Vice President, Operations and Project Management

The following is biographical information about our executive officers.

Jeff Baxter, FCMA - President, Chief Executive Officer and Director. Mr. Baxter, age 53, joined VBI in September of 2009, and has served as Chief Executive Officer and a member of the Board of Directors since September 2009. Previously, he was a managing partner for the venture capital firm, The Column Group. Until July of 2006, Mr. Baxter was SVP, R&D Finance and Operations, of GlaxoSmithKline (GSK). In his 19 years of pharma experience, he has held line management roles in commercial, manufacturing and IT and the office of the CEO. His most recent position in R&D included responsibility for finance, pipeline resource planning and allocation, business development deal structuring and SROne (GSK’s in-house $125 million venture capital fund). He also chaired GSK’s R&D Operating Board. Prior to GSK, he worked at Unilever and British American Tobacco. Mr. Baxter was educated at Thames Valley University and is a Fellow of the Chartered Institute of Management Accountants (FCMA).

David E. Anderson, Vice President of Research. David E. Anderson, age 43, is an immunologist with expertise in the areas of vaccine development, autoimmunity and tumor immunology. Dr. Anderson joined VBI full time as Vice President of Immunology in 2009 from Harvard Medical School, where he held a position as Assistant Professor. As a co-founder of VBI and Vice President of Research, Dr. Anderson is an inventor on many of VBI’s patents and actively managed VBI’s research operation. Dr. Anderson holds a Ph.D. from Harvard University and a B.S. from the University of California at Davis.

Egidio Nascimento, Chief Financial Officer. Mr. Nascimento, age 48, joined VBI Sub in 2005, and has served as Chief Financial Officer since December 2006, with experience in finance and accounting, having previously worked as Vice President of Finance at Genome Canada and as Chief Financial Officer of two start-up companies. Subsequent to starting and managing a new and emerging business group in Ottawa, Ontario, he has focused his career on managing and securing financing for leading-edge technology and biotechnology companies. During his career, he has played a key role in helping six companies raise over $205 million in capital and is currently on the board of a not-for-profit organization. Mr. Nascimento is a Chartered Professional Accountant (CPA) and Chartered Accountant (CA) and holds a Bachelor of Commerce degree from the University of Ottawa, Canada.

Marc Kirchmeier, Vice President of Formulations. Dr. Kirchmeier, age 51, has been Vice President, Vaccine Formulation Development at VBI since April 2010. He came to VBI from Merck Research Laboratories (Merck), where he was a Director in Bioanalytical and Formulation Sciences from 2008 to 2010 and an Associate Director from 2005 to 2008. During his initial tenure at Merck, he was responsible for biologics formulation and later worked on biochemical and biophysical characterization of vaccines, proteins and carbohydrates. Prior to VBI and Merck, he was a Scientist at Corixa Corporation, now GlaxoSmithKline, where he formulated monoclonal antibodies in addition to particulate and adenoviral vaccines. Prior to Corixa he was Director of Drug Delivery Research at Oakwood Laboratories, where his group was responsible for developing sustained-release formulations of peptides and proteins. Dr. Kirchmeier holds a Ph.D. in Chemistry from Oregon State University and a B.S. in Biochemistry from Western Washington University.

Adam Buckley, Vice President of Operations and Project Management. Mr. Buckley, age 38, helped establish VBI Sub in 2001, and has served as Vice President, Operations and Project Management since January 2002. His efforts included attracting seed capital, developing VBI Sub’s first business plan, protecting IP and structuring VBI. He had an active role in VBI’s Series A financing, raising $35.7 million, and has led several key technology acquisitions for VBI. Mr. Buckley obtained his M.B.A. and Bachelor of Science in Biology and Psychology at McMaster University in Canada. Prior to joining VBI Sub, he built experience in project management and corporate development at Riverview Hospital in Coquitlam, British Columbia, and at the Children’s Hospital of Eastern Ontario in Ottawa, Ontario.

There are no family relationships between any of our executive officers and directors.

Executive Compensation

In conjunction with the Merger, the Company entered into the following employment agreements with certain of its executive officers:

Jeff Baxter

Pursuant to an employment agreement dated May 8, 2014 between Mr. Baxter and the Company, Mr. Baxter is to be employed as the Company’s Chief Executive Officer. Pursuant to this agreement, Mr. Baxter will receive an initial annual salary in the amount of $385,000. Mr. Baxter may be eligible for options to purchase the Company’s common stock in the discretion of the Board. Any outstanding options will accelerate fully if Mr. Baxter is terminated without cause, is terminated during the period that begins when negotiations with an unrelated third party for a Change of Control (as defined in the employment agreement) begin and ends on the 12-month anniversary of the closing of the Change of Control transaction or terminates his employment for Good Reason (as defined in the employment agreement). Mr. Baxter is eligible to be considered for an annual cash bonus of up to 50% of his then applicable base salary based on Mr. Baxter meeting of certain performance objectives, and if Mr. Baxter is dismissed from employment by the Company for any reason other than “cause,” the Company is obligated to pay Mr. Baxter severance compensation equal to six months plus one month for every full year of service up to a maximum of 12 months.

Dr. David Anderson

Pursuant to an employment agreement dated May 8, 2014 between Dr. Anderson and the Company, Dr. Anderson is to be employed as the Company’s Senior Vice President, Research. Pursuant to this agreement, Dr. Anderson will receive an initial annual salary in the amount of $250,000. Dr. Anderson may be eligible for options to purchase the Company’s common stock in the discretion of the Board. Any outstanding options will accelerate fully if Dr. Anderson is terminated without cause, is terminated during the period that begins when negotiations with an unrelated third party for a Change of Control (as defined in the employment agreement) begin and ends on the 12-month anniversary of the closing of the Change of Control transaction or terminates his employment for Good Reason (as defined in the employment agreement). Dr. Anderson is eligible to be considered for an annual cash bonus of up to 35% of his then applicable base salary based on Dr. Anderson meeting certain performance objectives, and if Dr. Anderson is dismissed from employment by the Company for any reason other than “cause,” the Company is obligated to pay Dr. Anderson severance compensation equal to six months plus one month for every full year of service up to a maximum of 12 months.

Egidio Nascimento

Pursuant to an employment agreement dated May 8, 2014 between Mr. Nascimento and the Company, Mr. Nascimento is to be employed as the Company’s Chief Financial Officer. Pursuant to this agreement, Mr. Nascimento will receive an initial annual salary in the amount of $240,000. Mr. Nascimento may be eligible for options to purchase common stock in the discretion of the Company’s Board. Any outstanding options will accelerate fully if Mr. Nascimento is terminated without cause, is terminated during the period that begins when negotiations with an unrelated third party for a Change of Control (as defined in the employment agreement) begin and ends on the 12-month anniversary of the closing of the Change of Control transaction or terminates his employment for Good Reason (as defined in the employment agreement). Mr. Nascimento is eligible to be considered for an annual cash bonus of up to 25% of his then applicable base salary based on Mr. Nascimento meeting certain performance objectives, and if Mr. Nascimento is dismissed from employment by the Company for any reason other than “cause,” Paulson is obligated to pay Mr. Nascimento severance compensation equal to six months plus one month for every full year of service up to a maximum of 12 months.

Adam Buckley

Pursuant to an employment agreement dated July 25, 2014 between Mr. Buckley and the Company, Mr. Buckley is to be employed as the Company’s Vice President, Operations and Project Management. Pursuant to this agreement, Mr. Buckley will receive an initial annual salary in the amount of $150,000. Mr. Buckley may be eligible for options to purchase the Company’s common stock in the discretion of the Board. Any outstanding options will accelerate fully if Mr. Buckley is terminated without cause, is terminated during the period that begins when negotiations with an unrelated third party for a Change of Control (as defined in the employment agreement) begin and ends on the 12-month anniversary of the closing of the Change of Control transaction or terminates his employment for Good Reason (as defined in the employment agreement). Mr. Buckley is eligible to be considered for an annual cash bonus of up to 25% of his then applicable base salary based on Mr. Buckley meeting certain performance objectives, and if Mr. Buckley is dismissed from employment by the Company for any reason other than “cause,” the Company is obligated to pay Mr. Buckley severance compensation equal to six months plus one month for every full year of service up to a maximum of 12 months.

Marc Kirchmeier

Pursuant to an employment agreement dated July 25, 2014 between Mr. Kirchmeier and the Company, Mr. Kirchmeier is to be employed as the Company’s Vice President, Formulation Development. Pursuant to this agreement, Mr. Kirchmeier will receive an initial annual salary in the amount of $225,000. Mr. Kirchmeier may be eligible for options to purchase the Company’s common stock in the discretion of the Board. Any outstanding options will accelerate fully if Mr. Kirchmeier is terminated without cause, is terminated during the period that begins when negotiations with an unrelated third party for a Change of Control (as defined in the employment agreement) begin and ends on the 12-month anniversary of the closing of the Change of Control transaction or terminates his employment for Good Reason (as defined in the employment agreement). Mr. Kirchmeier is eligible to be considered for an annual cash bonus of up to 25% of his then applicable base salary based on Mr. Kirchmeier meeting certain performance objectives, and if Mr. Kirchmeier is dismissed from employment by the Company for any reason other than “cause,” the Company is obligated to pay Mr. Kirchmeier severance compensation equal to six months plus one month for every full year of service up to a maximum of 12 months.

During the past two fiscal years to the present, there is no transaction in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years and in which any officer had or will have a direct or indirect material interest.

Directors

Effective upon the closing of the Merger, with the exception of Trent Davis and Alan Timmins, our directors prior to the Merger resigned and appointed as our new directors the following individuals:

Steven Gillis, Ph.D. – Chairman of the Board. Steven Gillis, Ph.D., age 61, has been a Managing Director of ARCH Venture Partners since 2006 and joined the firm in 2005. Dr. Gillis is focused on the evaluation of new life science technologies and also on the development and growth of ARCH’s biotechnology portfolio companies. He is a director of bluebirdbio (BLUE) and Shire PLC (SHPG). Dr. Gillis represents ARCH as a director and serves as Chairman of a number of ARCH’s private, biotechnology portfolio companies.

Dr. Gillis was a founder and director of Corixa Corporation and served as CEO from its inception and as its Chairman from 1999 until its acquisition in 2005 by GlaxoSmithKline. Prior to Corixa, Dr. Gillis was a founder and director of Immunex Corp. From 1981 until his departure in 1994, Dr. Gillis served as Immunex’s Director of Research and Development, Chief Scientific Officer, and as CEO of Immunex’s R&D subsidiary. Dr. Gillis was interim CEO of Immunex Corp. following its majority purchase by American Cyanamid Company and remained a member of the board until 1997. Amgen, Inc. acquired Immunex in 2002.

Dr. Gillis is an immunologist by training with over 300 peer-reviewed publications in the areas of molecular and tumor immunology. He is credited as being a pioneer in the field of cytokines and cytokine receptors, directing the development of multiple marketed products including Leukine, (GM-CSF), Prokine (IL-2) and Enbrel (soluble TNF receptor-Fc fusion protein) as well as the regulatory approval of Bexxar (radiolabeled anti-CD20). Dr. Gillis received a B.A. from Williams College and a Ph.D. from Dartmouth College.

Because of Dr. Gillis’ professional achievements, we determined that he should serve as a director of the Company.

Michael Steinmetz, Ph.D. – Director. Michael Steinmetz, Ph.D., age 66, has been Managing Director of Clarus Ventures since the firm’s inception in 2005. Prior to Clarus, Dr. Steinmetz was a General Partner at MPM Capital, a healthcare venture capital firm. He has over 25 years of direct industry and investment experience within the healthcare sector. From 1986 to 1997, Dr. Steinmetz was an executive at Hoffmann-LaRoche where he held various positions including Vice President of Preclinical Research and Development, and Global Head of Biotechnology.

Dr. Steinmetz obtained his Ph.D. summa cum laude from the University of Munich and held positions at the California Institute of Technology and the Basel Institute for Immunology.

Dr. Steinmetz represents Clarus Ventures on the Board of Directors of Oxford Immunotec (NASDAQ: OXFD), and TetraLogic (NASDAQ: TLOG). Because of his professional achievements, we determined that Dr. Steinmetz should serve as a director of the Company.

Michel DeWilde, Ph.D – Director. Dr. DeWilde, age 65, was Senior Vice President, Research & Development, at Sanofi Pasteur, the human vaccines division of Sanofi from 2001 until June 2013. In this position, he was responsible for managing approximately 1,500 employees and a broad portfolio of approximately 20 development projects.

Prior to joining Sanofi Pasteur in January 2000, Dr. DeWilde was at SmithKline Beecham Biologicals (now GSK Vaccines) in Rixensart, Belgium. Dr. DeWilde joined the group in 1978 as a research scientist upon formation of a unit focusing on the application of recombinant DNA technology to vaccine development. He subsequently held positions of increasing responsibility and, as Vice President, Research & Development at Sanofi Pasteur, headed a team of approximately 400 specialists, active in all aspects of preclinical vaccine development.

Dr. DeWilde received his degree in Chemistry from the Free University of Brussels in 1971, followed by a Ph.D. in Biochemistry in 1976. He carried out postdoctoral work at the University of Wisconsin, Madison (U.S.) and the University of Ghent (Belgium). Dr. DeWilde authored over 50 publications during the early part of his career.

Because of Dr. DeWilde’s extensive experience in biopharmaceutical development, we determined that Dr. DeWilde should serve as a director of the Company.

Trent D. Davis – Director. Mr. Davis, age 46, was the President and a director of Paulson since November 2013. Mr. Davis was the Chief Executive Officer of Paulson Investment Company, a subsidiary of Paulson, since July 2005. He served as Senior Vice President of Syndicate and National Sales of Paulson Investment Company, Inc., from 1996 to 2005. He has extensive experience in capital markets and brokerage operations and is credited with overseeing the syndication of approximately $600 million for over 50 client companies. He served as a board member, and was Chairman in 2003, of the National Investment Banking Association. Mr. Davis holds a B.S. in Business and Economics from Linfield College and a Master’s Degree in Business Administration from the University of Portland. FINRA Licenses include: Series 7, 24, 63, 66 and 79. Mr. Davis is the son-in-law of Charles Paulson, a member of the Paulson Board of Directors until his resignation in December 2013.

Mr. Davis’ knowledge of capital markets, business and economics, as well as his experience with publicly traded companies, led us to the conclusion that he should be a director of the Company.

Alan P. Timmins – Director. Mr. Timmins, age 54, was a director of Paulson since January 2014 and has served as vice president for financial affairs at the University of Portland since 2011. He is the former president and chief operating officer of AVI BioPharma, Inc., now known as Sarepta Therapeutics, Inc. (“AVI”). Mr. Timmins began working for AVI, a pioneering medical research company, in 1992 and was the company’s first chief financial officer and executive vice president before serving as president and chief operating officer from 2000 to 2008. Before his career with AVI, he worked as an auditor with Price Waterhouse, now known as PricewaterhouseCoopers. He earned an MBA from Stanford University, and holds an undergraduate degree from the University of Portland. In 2009, he was named one of the “Significant 75” alumni of the University of Portland’s Pamplin School of Business Administration. Mr. Timmins is a Certified Public Accountant (inactive) in the State of Oregon.

Mr. Timmins’ experience as an officer of a medical research company and his financial background and education led us to the conclusion that he should be a director of the Company.

Sam Chawla – Director. Mr. Chawla, age 39, has been a Portfolio Manager of Perceptive Advisors LLC, an investment fund focused on the healthcare sector, since 2013. Prior to joining Perceptive Advisors in 2013, Mr. Chawla was a Managing Director at UBS Investment Bank in the Global Healthcare Group. Mr. Chawla’s investment banking experience centered on strategic advisory including, mergers and acquisitions, buy-side and sell-side assignments and financial advisory, including equity and debt capital raises, for both public and private healthcare companies. Prior to joining UBS in September 2010, Mr. Chawla was a director (from January 2009 to September 2010) and a Vice President (from July 2007 to January 2009) in the Healthcare Investment Banking Group of Credit Suisse, which he originally joined as an investment banker in 2002. Mr. Chawla also worked at Bloomberg L.P. and Pelican Life Sciences. Mr. Chawla received an M.B.A. from Georgetown University and a B.A. in Economics from Johns Hopkins University. In addition, Mr. Chawla is a member of the Board of Directors of Response Genetics (NASDAQ: RGDX).

Given Mr. Chawla’s experience in providing strategic advice to healthcare companies led us to the conclusion that he should serve as a director.

Jeff Baxter – Director. See Mr. Baxter’s biography in the section titled “Executive Officers”.

Given Mr. Baxter’s professional achievements, he is well qualified to serve as a director.

Our Board has established an Audit Committee, a Compensation Committee and a Nominations Committee. Mr. Gillis, Mr. Davis and Mr. Timmins are members of the Audit Committee, Mr. Gillis, Mr. Timmins and Dr. DeWilde are members of our Nominations Committee and Dr. Steinmetz and Mr. DeWilde are members of the Compensation Committee.

Mr. Baxter, Mr. Gillis and Dr. Steinmetz are each considered related parties, since VBI and Paulson agreed that they would be appointed to the Company’s Board upon consummation of the Merger. None of these individuals engaged in any transactions with the Company in which any of them had or will have a direct or indirect material interest.

Director Compensation

In conjunction with the closing of the Merger, the Company entered into the following director services agreements with the following directors:

Steven Gillis, Ph.D.

Pursuant to a director services agreement dated May 8, 2014, as amended on July 25, 2014, between Dr. Gillis and the Company, upon closing of the Merger, Dr. Gillis will receive quarterly compensation of: (i) $13,750 for serving as chairman of the Board, (ii) $1,750 for serving as a member of the Audit Committee, (iii) and $1,750 for serving as the chair of the Nominations and Governance Committee. In addition, Dr. Gillis will also be entitled to options to purchase up to 70,000 shares of the Company’s Common Stock (subject to adjustment for any reverse or forward stock split) issued under the under the Variation Biotechnologies (US), Inc. 2006 Stock Option (the “2006 Plan”) which will vest over 48 months in equal installments of 1/48 per month on the last day of each month, with an exercise price of $2.145 (subject to adjustment for any reverse or forward stock split), pursuant to a stock option award agreement. The Company has agreed to reimburse Dr. Gillis for ordinary and reasonable expenses incurred in exercising his responsibilities and duties as a director.

Jeff Baxter

Pursuant to a director services agreement dated May 8, 2014, between Mr. Baxter and the Company, upon closing of the Merger, the Company agreed to reimburse Mr. Baxter for ordinary and reasonable expenses incurred in exercising his responsibilities and duties as a director. As Chief Executive Officer and President of the Company, Mr. Baxter agrees that he will receive no additional compensation for services as a director of the Company.

Michael Steinmetz, Ph.D.

Pursuant to a director services agreement dated May 8, 2014, as amended on July 25, 2014, between Dr. Steinmetz and the Company, Dr. Steinmetz will receive quarterly compensation of: (i) $7,500 for serving as a director and (ii) $2,500 for serving as the chair of the Compensation Committee. In addition, Dr. Steinmetz will also be entitled to options to purchase up to 40,000 shares of the Company’s Common Stock (subject to adjustment for any reverse or forward stock split) issued under the 2006 Plan which will vest over 48 months in equal installments of 1/48 per month, with an exercise price of $2.145 (subject to adjustment for any reverse or forward stock split), pursuant to a stock option award agreement. The Company has agreed to reimburse Dr. Steinmetz for ordinary and reasonable expenses incurred in exercising his responsibilities and duties as a director.

Michel DeWilde

Pursuant to a director services agreement dated May 8, 2014, as amended on July 25, 2014, between Dr. DeWilde and the Company, Dr. DeWilde will receive quarterly compensation of: (i) $7,500 for serving as a director, (ii) $1,250 for serving as a member of the Compensation Committee, (iii) and $750 for serving as a member of the Nominations and Governance Committee. In addition, Dr. DeWilde will also be entitled to options to purchase up to 40,000 shares of the Company’s Common Stock (subject to adjustment for any reverse or forward stock split), to be issued under the 2014 Plan (as defined below) which will vest over 48 months in equal installments of 1/48 per month, with an exercise price equal to 100% of the Fair Market Value (as defined in the 2014 Plan described below) of a share of the Company’s common stock on the date of grant, pursuant to a stock option award agreement. The Company has agreed to reimburse Dr. DeWilde for ordinary and reasonable expenses incurred in exercising his responsibilities and duties as a director.

Trent D. Davis

Pursuant to a director services agreement dated July 25, 2014 between Mr. Davis and the Company, Mr. Davis will receive quarterly compensation of: (i) $7,500 for serving as a director and (ii) $1,750 for serving as a member of the Audit Committee. In addition, Dr. Gillis will also be entitled to options to purchase up to 40,000 shares of the Company’s Common Stock (subject to adjustment for any reverse or forward stock split), to be issued under the 2014 Plan (as defined below) which will vest over 48 months in equal installments of 1/48 per month, with an exercise price equal to 100% of the Fair Market Value (as defined in the 2014 Plan described below) of a share of the Company’s common stock on the date of grant, pursuant to a stock option award agreement. The Company has agreed to reimburse Mr. Davis for ordinary and reasonable expenses incurred in exercising his responsibilities and duties as a director.

Alan P. Timmins

Pursuant to a director services agreement dated July 25, 2014 between Mr. Timmins and the Company, Mr. Timmins will receive quarterly compensation of: (i) $7,500 for serving as a director (ii) $3,750 for serving as chair of the Audit Committee, and (iii) $750 as a member of the Nominations and Governance Committee. In addition, Mr. Timmins will also be entitled to options to purchase up to 40,000 shares of the Company’s Common Stock (subject to adjustment for any reverse or forward stock split), to be issued under the 2014 Plan (as defined below) which will vest over 48 months in equal installments of 1/48 per month, with an exercise price equal to 100% of the Fair Market Value (as defined in the 2014 Plan described below) of a share of the Company’s common stock on the date of grant, pursuant to a stock option award agreement. The Company has agreed to reimburse Mr. Timmins for ordinary and reasonable expenses incurred in exercising his responsibilities and duties as a director.

Sam Chawla

Pursuant to a director services agreement dated May 8, 2014, as amended on July 25, 2014, between Mr. Chawla and the Company, Mr. Chawla will receive quarterly compensation of: (i) $7,500 for serving as a director. In addition, Mr. Chawla will also be entitled to options to purchase up to 40,000 shares of the Company’s Common Stock (subject to adjustment for any reverse or forward stock split), to be issued under the 2014 Plan (as defined below) which will vest over 48 months in equal installments of 1/48 per month, with an exercise price equal to 100% of the Fair Market Value (as defined in the 2014 Plan described below) of a share of the Company’s common stock on the date of grant, pursuant to a stock option award agreement. The Company has agreed to reimburse Mr. Chawla for ordinary and reasonable expenses incurred in exercising his responsibilities and duties as a director.

VBI Vaccines Inc. 2014 Equity Incentive Plan

On May 1, 2014, the Company’s Board adopted the VBI Vaccines Inc. 2014 Equity Incentive Plan (the “2014 Plan”), an omnibus equity incentive plan pursuant to which the Company may grant equity and cash and equity-linked awards to certain management, consultants and others. The 2014 Plan will be administered by the Company’s Board, or by one or more committees of directors appointed by the Company’s Board (the “Administrator”). The 2014 Plan was approved by the Company’s shareholders at the Special Meeting.

The 2014 Plan reserves 815,688 shares of the Company’s Common Stock for issuance under the Plan (the “Share Reserve”). On the first day of each fiscal year during the period beginning in fiscal year 2014, and ending on the second day of fiscal year 2024, the Share Reserve shall be increased by an amount equal to the lesser of (i) 1,200,000 shares of the Company’s common stock or the equivalent of such number of shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction; (ii) 5% of the number of outstanding shares of the Company’s common stock on such date; and (iii) an amount determined by the Company’s Board.

Awards may be granted pursuant to the 2014 Plan only to persons who are eligible persons. Under the 2014 Plan, “Eligible Person” means any person who is either: (a) an officer (whether or not a director) or employee of the Company or one of its subsidiaries; (b) a director of the Company or one of its subsidiaries; or (c) an individual consultant who renders bona fide services to the Company or one of its subsidiaries; provided, however, that incentive stock options (“ISOs”) may be granted only to employees.

The 2014 Plan permits the grant of: (a) stock options, which may be intended as ISOs or as nonqualified stock options; (b) stock appreciation rights (“SARs”); (c) restricted stock; (d) restricted stock units; (e) cash incentive awards; and (f) other awards, including: (i) stock bonuses, performance stock, performance units, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Company’s common stock, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; or (ii) any similar securities with a value derived from the value of or related to the Company’s common stock and/or returns thereon.

As of the date of this report, awards for 184,000 shares of common stock were issued from the 2014 Plan to executive officers, directors (including 6,653 shares of Common Stock issued to Trent Davis) and employees of the Company. Furthermore, on July 25, 2014, the Company’s Board authorized the granting of options for the purchase of 164,000 shares of Common Stock to members of the Board and Scientific Advisory Board Members. Of this amount, options for the purchase of 40,000 shares of Common Stock were made to each of Trent Davis, Alan Timmins, Sam Chawla and Michel DeWilde, each of whom is a director of the Company. The options will have an exercise price equal to 100% of the Fair Market Value (as defined in the 2014 Plan) of a share of the Company’s common stock on the date of grant. The grant of these options was contingent upon the approval of the Merger by the Company’s shareholders.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information in Item 3.03 above is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired

Financial statements of Variation Biotechnologies (U.S.), Inc. for the three months ended March 31, 2014 and 2013 (unaudited) and for the years ended December 31, 2013 and 2012 (audited)+

(b)           Unaudited Pro Forma Financial Information

(i)	Unaudited Pro Forma Condensed Combined Balance Sheet of Paulson Capital (Delaware) Corp. and Variation Biotechnologies (U.S.), Inc. as of December 31, 2013+
(ii)	Unaudited Pro Forma Condensed Combined Statement of Operations of Paulson Capital (Delaware) Corp. and Variation Biotechnologies (U.S.), Inc. as of December 31, 2013+
(iii)	Unaudited Pro Forma Condensed Combined Balance Sheet of Paulson Capital (Delaware) Corp. and Variation Biotechnologies (U.S.), Inc. as of March 31, 2014+
(iv)	Unaudited Pro Forma Condensed Combined Statement of Operations of Paulson Capital (Delaware) Corp. and Variation Biotechnologies (U.S.), Inc. as of March 31, 2014+
(iv)	Notes to Unaudited Pro Forma Condensed Combined Financial Statements of Paulson Capital (Delaware) Corp. and Variation Biotechnologies (U.S.), Inc. +

+Incorporated by reference to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on June 30, 2014.

(d)             Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated May 8, 2014 between Variation Biotechnologies (U.S.), Inc., Paulson Capital (Delaware), Corp. and VBI Acquisition Corp. (1)
3.1	Certificate of Incorporation, as amended and restated on July 25, 2014*

3.2	Certificate of Designation for Series 1 Convertible Preferred Stock of VBI Vaccines Inc.*
4.1	Form of Closing Date Warrant*
4.2	Form of Delayed Draw Warrant*
4.3	Form of Initial Term Note*
4.4	Form of Delayed Draw Note*
10.1	Credit Agreement and Guaranty dated July 25, 2014 among Variation Biotechnologies (U.S.), Inc., VBI Vaccines Inc. and PCOF 1, LLC*
10.2	Form of Pledge and Security Agreement*
10.3	Form of Securities Purchase Agreement among Paulson Capital (Delaware) Corp., Variation Biotechnologies (US), Inc. and certain investors*
10.4	VBI Vaccines Inc. 2014 Equity Incentive Plan (2)
10.5	Employment Agreement with Jeff Baxter dated May 8, 2014*
10.6	Employment Agreement with David Anderson dated May 8, 2014*
10.7	Employment Agreement with Egidio Nascimento dated May 8, 2014*
10.8	Employment Agreement with Adam Buckley dated July 25, 2014*
10.9	Employment Agreement with Marc Kirchmeier dated July 25, 2014*
10.10	Director Services Agreement with Steve Gillis dated May 8, 2014*
10.11	Director Services Agreement with Jeff Baxter dated May 8, 2014*
10.12	Director Services Agreement with Michael Steinmetz dated May 8, 2014*
10.13	Director Services Agreement with Michel DeWilde dated May 8, 2014*
10.14	Director Services Agreement with Sam Chawla dated May 8, 2014*
10.15	Director Services Agreement with Trent Davis dated July 25, 2014*
10.16	Director Services Agreement with Alan Timmins dated July 25, 2014*
10.17	Amendment No. 1 to Director Services Agreement with Steve Gillis dated July 25, 2014*
10.18	Amendment No. 1 to Director Services Agreement with Michael Steinmetz dated July 25, 2014*
10.19	Amendment No. 1 to Director Services Agreement with Michel DeWilde dated July 25, 2014*
10.20	Amendment No. 1 to Director Services Agreement with Sam Chawla dated July 25, 2014*

(1)	Incorporated by reference to Annex A to the Registrant’s Preliminary Proxy Statement on Schedule 14A filed with the Commission on May 9, 2014.
(2)	Incorporated by reference to Annex C to the Registrant’s Preliminary Proxy Statement on Schedule 14A filed with the Commission on May 9, 2014.

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 28, 2014
VBI VACCINES INC.

	By:	/s/ Jeff Baxter
Jeff Baxter
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated May 8, 2014 between Variation Biotechnologies (U.S.), Inc., Paulson Capital (Delaware), Corp. and VBI Acquisition Corp. (1)
3.1	Certificate of Incorporation, as amended and restated on July 25, 2014*
3.2	Certificate of Designation for Series 1 Convertible Preferred Stock of VBI Vaccines Inc.*
4.1	Form of Closing Date Warrant*
4.2	Form of Delayed Draw Warrant*
4.3	Form of Initial Term Note*
4.4	Form of Delayed Draw Note*
10.1	Credit Agreement and Guaranty dated July 25, 2014 among Variation Biotechnologies (U.S.), Inc., VBI Vaccines Inc. and PCOF 1, LLC*
10.2	Form of Pledge and Security Agreement*
10.3	Form of Securities Purchase Agreement among Paulson Capital (Delaware) Corp., Variation Biotechnologies (US), Inc. and certain investors*
10.4	VBI Vaccines Inc. 2014 Equity Incentive Plan (2)
10.5	Employment Agreement with Jeff Baxter dated May 8, 2014*
10.6	Employment Agreement with David Anderson dated May 8, 2014*
10.7	Employment Agreement with Egidio Nascimento dated May 8, 2014*
10.8	Employment Agreement with Adam Buckley dated July 25, 2014*
10.9	Employment Agreement with Marc Kirchmeier dated July 25, 2014*
10.10	Director Services Agreement with Steve Gillis dated May 8, 2014*
10.11	Director Services Agreement with Jeff Baxter dated May 8, 2014*
10.12	Director Services Agreement with Michael Steinmetz dated May 8, 2014*
10.13	Director Services Agreement with Michel DeWilde dated May 8, 2014*
10.14	Director Services Agreement with Sam Chawla dated May 8, 2014*
10.15	Director Services Agreement with Trent Davis dated July 25, 2014*
10.16	Director Services Agreement with Alan Timmins dated July 25, 2014*
10.17	Amendment No. 1 to Director Services Agreement with Steve Gillis dated July 25, 2014*
10.18	Amendment No. 1 to Director Services Agreement with Michael Steinmetz dated July 25, 2014*
10.19	Amendment No. 1 to Director Services Agreement with Michel DeWilde dated July 25, 2014*
10.20	Amendment No. 1 to Director Services Agreement with Sam Chawla dated July 25, 2014*

(1)	Incorporated by reference to Annex A to the Registrant’s Preliminary Proxy Statement on Schedule 14A filed with the Commission on May 9, 2014.
(2)	Incorporated by reference to Annex C to the Registrant’s Preliminary Proxy Statement on Schedule 14A filed with the Commission on May 9, 2014.

* Filed herewith.